SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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TETON ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

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TETON ENERGY CORPORATION
410 17th Street, Suite 1850
Denver, Colorado 80202
(303) 565-4600
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 3, 2007
TO THE STOCKHOLDERS OF TETON ENERGY CORPORATION:
You are cordially invited to attend the annual meeting of stockholders (the “Annual Meeting”) of Teton Energy Corporation (the “Company”) to be held at the Westin Denver Tabor Center, 1672 Lawrence Street, Denver, Colorado 80202 on Thursday, May 3, 2007, at 9:30 AM (local time). At the Annual Meeting, you will be asked to vote on the following:
1.	To elect six Directors to the Company’s Board, to hold office until his successor is elected and qualified or until his earlier resignation or removal (Proposal No. 1);

2.	To consider and act upon a proposal to ratify the Board’s selection of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent auditors for the fiscal year ending December 31, 2007 (Proposal No. 2); and

3.	To consider and act upon any other business that may properly come before the meeting or any adjournments thereof.
BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTES AT THE ANNUAL MEETING IN PERSON OR BY PROXY.
The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice.
The Board has fixed the close of business on March 29, 2007 as the Record Date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
All stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, please take the time to vote in one of these ways:
•	By mail — fill in, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

•	By telephone — call the toll-free telephone number on your proxy card to vote by phone.

•	Via Internet — visit the website noted on your proxy card to vote via the Internet.
You may attend the meeting and vote in person even if you have previously voted by proxy in one of the three ways listed above. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.
The Annual Report to stockholders for the Company’s fiscal year ended December 31, 2006, has been mailed with or prior to this Proxy Statement. This Proxy Statement and the enclosed proxy are expected to be mailed to stockholders on or about April 2, 2007.

By Order of the Board of Directors,
James J. Woodcock
Chairman

IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

IMPORTANT: Please SIGN, DATE, and RETURN the enclosed proxy or submit your proxy by telephone or the Internet immediately whether or not you plan to attend the Annual Meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

TETON ENERGY CORPORATION
410 17th Street, Suite 1850
Denver, Colorado 80202
PROXY STATEMENT
FOR
2007 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING THE PROXY MATERIALS AND THE ANNUAL MEETING
Our Board of Directors is soliciting proxies to be voted at the 2007 Annual Meeting of Stockholders to be held on May 3, 2007. Your vote is very important. For this reason, our Board of Directors is requesting that you permit your common stock to be represented at the meeting by the proxies named on the enclosed proxy card. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
Voting materials, which include this proxy statement, the proxy card and our annual report on Form 10-K for the fiscal year ended December 31, 2006, will mailed to stockholders beginning April 2, 2007. Teton’s principal executive offices are located at 410 17th Street, Suite 1850, Denver, Colorado 80202. Teton’s main telephone number is (303) 565-4600. In this proxy statement, Teton Energy Corporation is referred to as the “Company,” “Teton” and “we.”
Questions and Answers
Q:	Who may vote at the meeting?

A:	You may vote your Teton stock if our records show that you owned your shares on March 29, 2007, which is referred to as the Record Date. On March 12, 2007, there were 15,693,229 shares of common stock outstanding. You may cast one vote for each share of common stock held by you on all matters presented, except for the election of the directors. Please see “Vote required” at the end of “Proposal 1 — Election of Directors” below for further explanation.

Q:	What proposals will be voted on at the annual meeting?

A:	There are two proposals scheduled to be voted on at the annual meeting:
•	Election of six members of the Board; and

•	Ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent registered public accounting firm for the fiscal year ending December 31, 2007.
We will also consider other business that properly comes before the meeting.
Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote:
•	“FOR” each of the nominees to the Board;

•	“FOR” ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent registered public accounting firm for the fiscal year ending December 31, 2007;

Q:	How can I vote my shares in person at the annual meeting?

A:	If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares and the proxy materials and proxy card are being sent directly to you by Teton. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can bring the enclosed proxy card or vote using the ballot provided at the meeting. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

Most stockholders of Teton hold their shares in street name through a stockbroker, bank or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the annual meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. You will need to contact your broker, trustee or nominee to obtain a legal proxy, and you will need to bring it to the meeting in order to vote in person.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting by Internet, telephone or completing and mailing your proxy card or voting instruction card in the enclosed pre-paid envelope. Please refer to the enclosed materials for details.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Karl F. Arleth and Bill I. Pennington, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q:	What happens if I do not give specific voting instructions?

A:	If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee will have authority to vote your shares on all matters to be considered at the meeting.

Q:	What is the quorum requirement for the annual meeting?

A:	A majority of Teton’s outstanding shares as of the record date must be present at the meeting (in person or represented by proxy) in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting, if you:
•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or voted by telephone or by using the Internet.

Q:	How can I change my vote after I return my proxy card?

A:	You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date, voting on a later date by telephone or by using the Internet (only your latest telephone or Internet proxy submitted prior to the meeting will be counted), or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy unless you vote at the meeting or specifically request in writing that your prior proxy be revoked.

Q:	Is my vote confidential?

A.	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Teton or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which may be forwarded to Teton management.

Q:	Where can I find the voting results of the annual meeting?

A:	The preliminary voting results will be announced at the meeting. The final voting results will be tallied by our Transfer Agent and Inspector of Elections and published in our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2007. We will also make the results available on our website, which is www.teton-energy.com. We will identify a link to the results on our website’s home page.

Q:	How can I obtain a separate set of voting materials?

A:	To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Teton stock account, we are delivering only one set of the proxy statement and the annual report on Form 10-K for the fiscal year ended December 31, 2006 to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the voting materials for each of these stockholders. If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request to receive a separate copy of these materials at no cost to you. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of these materials. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by writing or calling us at:
Teton Energy Corporation
Attn: Ms. Andrea Brown, Investor Relations
410 17th Street, Suite 1850
Denver, CO, USA 80202
Phone: 1.303.565.4600
Q:	Who pays for the cost of this proxy solicitation?

A:	We will pay the costs of the solicitation of proxies. We may engage Georgeson Shareholder Communications Inc. as our proxy solicitor to help us solicit proxies from brokers, bank nominees and other institutions for a fee of approximately $15,000, plus reasonable out-of-pocket expenses. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers, and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone, or we may ask our proxy solicitor to solicit proxies on our behalf by telephone for a fee of $5.00 per phone call, plus reasonable expenses.

Q:	How can I obtain a copy of Teton’s 10-K?

A:	A copy of our 2006 Form 10-K is enclosed. You may obtain an additional copy of our 2006 Form 10-K by sending a written request to the address listed above under “How can I obtain a separate set of voting materials?” We will furnish the Form 10-K without exhibits at no charge. If you prefer a copy of the 2006 Form 10-K including exhibits, you will be charged a fee (which will be limited to our reasonable expenses in furnishing such exhibits). Our Form 10-K is available in PDF format through our Investor Relations website at http://www.teton-energy.com and our Form 10-K with exhibits is available on the SEC website at http://www.sec.gov.

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors, the six persons receiving the highest number of (or plurality) “FOR” votes at the annual meeting will be elected. The proposal regarding the ratification of our auditors requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on this proposal at the annual meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a beneficial owner fails to give voting instructions with respect to “non-routine” matters. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, although broker non-votes are counted for purposes of determining a quorum, broker non-votes will not otherwise affect the outcome of any matter being voted on at the meeting. There are no votes scheduled that are considered “non-routine.”

Q:	How can I communicate with the non-employee directors on Teton’s Board?

A:	The Board encourages stockholders who are interested in communicating directly with the non-employee directors as a group to do so by writing to the non-employee directors in care of the Company’s Corporate Secretary. Stockholders can send communications by mail to Bill I. Pennington, Secretary, Teton Energy Corporation, 410 17th Street, Suite 1850, Denver, Colorado 80202. Correspondence received that is addressed to the non-employee directors will be reviewed by our general counsel or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our counsel, deals with the functions of the board or committees thereof or that the counsel otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by Teton that is addressed to the non-employee members of the Board and request copies of any such correspondence.
WHO CAN HELP ANSWER YOUR QUESTIONS?
You may seek answers to your questions by calling or emailing:
Ms. Andrea Brown
Tel. (303) 565-4600
abrown@teton-energy.com
Or by writing or calling the Company at its principal executive offices:
Teton Energy Corporation
410 17th Street, Suite 1850
Denver, Colorado 80202
Tel. (303) 565-4600
Fax. (303) 565-4606

CORPORATE GOVERNANCE
Board of Directors
The Board oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The Directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials that we send them and by participating in Board and committee meetings. Our Directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. Biographical information about our Directors is provided in “Election of Directors — Proposal No. 1” on page 10.
Director Independence
The Board has determined that all of the Directors and nominees who would serve after May 3, 2007 are independent except for Mr. Arleth, President and Chief Executive Officer of the Company. The Board’s determinations of independence were made in accordance with Section 121A of the American Stock Exchange (“AMEX”) Company Guide. The Company is required to have a majority of independent directors within the meaning of Section 121A of the AMEX Company Guide. The Board of Directors has determined that the following Directors are independent: Messrs. Woodcock, Connor, Conroy, White and Bailey.
Board Meetings and Attendance
During 2006, the Board held nine physical and telephonic meetings. No incumbent Director attended, either in person or via telephone, fewer than 75% of the aggregate of all meetings of the Board and committees, if any, on which each director served. The Board also approved certain actions by unanimous written consent.
Annual Meeting Attendance
It is the Company’s policy that Directors should make every effort to attend the annual meeting of stockholders. In 2006, all directors attended the Company’s annual meeting in person, except for one Director, who was out of the country on a previously scheduled business trip.

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our Directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of the Company’s Code of Business Conduct and Ethics is available on our website at http://www.teton-energy.com. We will post on our website any amendment to the Company’s Code of Business Conduct and Ethics or waivers of the Company’s Code of Business Conduct and Ethics for directors and executive officers.
Complaints Regarding Accounting Matters
The Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters (“accounting matters”), and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
Communications with Directors
The Board has approved procedures for stockholders to send communications to individual Directors or the non-employee Directors as a group.
Written correspondence should be addressed to the Director or Directors in care of Bill I. Pennington, Secretary of the Company, at the Company’s primary address. Correspondence received that is addressed to the non-employee directors will be reviewed by our general counsel or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our counsel, deals with the functions of the board or committees thereof or that the counsel otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by Teton that is addressed to the non-employee members of the Board and request copies of any such correspondence.
You may also contact individual Directors by calling the Company’s principal executive offices at (303) 565-4600.
BOARD COMMITTEES
The Board has standing Audit, Compensation, and Governance and Nominating committees. Each committee has a written charter. The charters are included as appendices to this Proxy Statement and are available on the Company’s website at http://www.teton-energy.com. Information concerning the membership and function of each committee is as follows:

Board Committee Membership

	Audit	Compensation	Governance and
Name	Committee	Committee	Nominating Committee

Mr. Arleth
Mr. Connor	X (1)
Mr. Conroy	X	X	X (1)
Mr. White	X	X	X
Mr. Woodcock		X (1)	X
Mr. Bailey	X	X

(1)	Chairman.
Audit Committee
John T. Connor — Chairman, Robert F. Bailey, Thomas F. Conroy and William K. White
The Audit Committee is responsible for determining the adequacy of the Company’s internal accounting and financial controls, reviewing the results of the audit of the Company performed by the independent public accountants, and recommending the selection of independent public accountants. The functions of the Audit Committee and its activities during 2006 are described in more detail under “Report of the Audit Committee” on page 30 as well as in the Committee’s charter, which can be found at our website, http://www.teton-energy.com. During the year, the Board examined the composition of the Audit Committee in light of the relevant AMEX listing standards governing audit committees. Based upon this examination, the Board has determined that each of the members of the Audit Committee is unrelated, is an outside member with no other current affiliation with the Company, and is independent as defined by AMEX listing standards. The Board has determined that Mr. John Connor is an “audit committee financial expert” as that term is defined by the SEC and AMEX, and is “independent” from the Company’s management as that term is defined in Item 7(d)(3)(iv) of Regulation 14A promulgated under the 1934 Act. During 2006, the Audit Committee held four meetings by teleconference.
Compensation Committee
James J. Woodcock — Chairman, Robert F. Bailey, Thomas F. Conroy, and William K. White
The Compensation Committee determines matters pertaining to the compensation of certain executive officers of the Company and administers the Company’s stock and cash incentive compensation programs. During 2006, the Compensation Committee held eight meetings by teleconference and held an executive session during a regularly scheduled board meeting to discuss compensation. The Committee’s report can be found on page 24. The Committee’s charter is reproduced on our website and http://www.teton-energy.com.
Governance and Nominating Committee
Thomas F. Conroy — Chairman, William K. White, and James J. Woodcock
The Board has established a Governance and Nominating Committee for purposes of nominating Directors and for all other purposes outlined in the Governance and Nominating Committee charter, including nominees submitted to the Board by stockholders. The Board has determined that each of the members of the Governance and Nominating Committee is unrelated, is an outside member with no other affiliation with the Company, and is independent as defined by the AMEX listing standards. The Committee’s charter is reproduced on our website and http://www.teton-energy.com.
Nomination of Directors
As provided in the Governance and Nominating Committee’s charter and our Company’s corporate governance principles, the Governance and Nominating Committee is responsible for identifying individuals qualified to become Directors. The Governance and Nominating Committee seeks to identify director candidates based on input provided by a number of sources, including (1) the Governance and Nominating Committee members, (2) our other Directors, (3) our stockholders, (4) our Chief Executive Officer or Chairman, and (5) third parties such as professional search firms. In evaluating potential candidates for director, the Governance and Nominating Committee considers the entirety of each candidate’s credentials.
Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for director must possess:
•	high personal and professional ethics and integrity;

•	the ability to exercise sound judgment;

•	the ability to make independent analytical inquiries;

•	a willingness and ability to devote adequate time and resources to diligently perform Board and committee duties; and

•	the appropriate and relevant business experience and acumen.
In addition to these minimum qualifications, the Governance and Nominating Committee also takes into account when considering whether to nominate a potential director candidate the following factors:
•	whether the person possesses specific industry expertise and familiarity with general issues affecting our business;

•	whether the person’s nomination and election would enable the Board to have a member that qualifies as an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission (the “SEC”);

•	whether the person would qualify as an “independent” director under the rules of the SEC and AMEX listing standards;

•	the importance of continuity of the existing composition of the Board to provide long-term stability and experienced oversight; and

•	the importance of diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.
The Governance and Nominating Committee will consider director candidates recommended by stockholders provided such recommendations are submitted in accordance with the procedures set forth below. In order to provide for an orderly and informed review and selection process for director candidates, the Board has determined that stockholders who wish to recommend director candidates for consideration by the Governance and Nominating Committee must comply with the following:
•	the recommendation must be made in writing to the attention of the Chairman of the Company’s Governance and Nominating Committee;

•	the recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the recommending person’s ownership of the Company’s Common Stock;

•	the recommendation shall also contain a statement from the recommending stockholder in support of the candidate; professional references, particularly within the context of those relevant to Board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments; and personal references; and

•	a statement from the stockholder nominee indicating that such nominee wants to serve on the Board and could be considered independent under SEC rules and AMEX listing standards, as in effect at that time.
All candidates submitted by stockholders will be evaluated by the Governance and Nominating Committee according to the criteria discussed above and in the same manner as all other director candidates.
Compensation Committee Interlocks and Insider Participation
In March 2007, the Board elected James J. Woodcock, Thomas F. Conroy, William K. White and Robert F. Bailey to serve on the Compensation Committee for fiscal 2007. All Compensation committee members are independent pursuant to Rule 121A of the AMEX Company Guide.

ELECTION OF DIRECTORS
PROPOSAL NO. 1
The Board proposes the election of the current Directors of the Company for an additional term of one year. The following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of Directors.
The Board adheres to corporate governance principles designed to assure the continued vitality of the Board and excellence in the execution of its duties. The Board is responsible for supervision of the overall affairs of the Company. Following the Annual Meeting, the Board will consist of six Directors. All Directors are U.S. citizens. The term of each director continues until the next annual meeting or until successors are elected. The nominees for director are:

Name	Biographical Information and Current Directorships	Age

James J. Woodcock	James J. Woodcock has been a director since 2002, Chairman of the Company’s Compensation Committee since 2003 and our Chairman since February 2005. Since 1981, Mr. Woodcock has been the owner and CEO of Hy-Bon Engineering Company, based in Midland, Texas. Hy-Bon is an engineering firm and manufacturer of vapor recovery, gas boosters, and casing pressure reduction systems for the oil and gas industry. From 1997 to 2002, Mr. Woodcock was the chairman of Transrepublic Resources, a private oil and gas exploration firm located in Midland, Texas. From 1996 until 2003, Mr. Woodcock was a board member and Chairman of the Board of Renovar Energy, a private waste-to-energy firm located in Midland, Texas.	68

Karl F. Arleth	Karl F. Arleth has been our President and Chief Executive Officer since May 2003 and a Director since 2002. From 2002 to 2003, Mr. Arleth was the Chief Operating Officer of Sefton Resources, Inc., an oil and gas exploration and production company. From 2002 until 2006, Mr. Arleth served as a Board member of Sefton Resources, Inc. Ending in 1999, Mr. Arleth spent 22 years with Amoco and BP-Amoco.	58

John T. Connor, Jr.	John T. Connor, Jr. became a director in 2003 and is Chairman of the Board’s audit committee. He is the Founder and Portfolio Manager of the Third Millennium Russia Fund, a US-based mutual fund specializing in the equities of Russian public companies, a position he has held since 1998. Since 1973, Mr. Connor has been a member of the Council on Foreign Relations.	65

Thomas F. Conroy	Thomas F. Conroy, a Certified Public Accountant, has been a director since 2002. Since August 2004, Mr. Conroy has been the Chairman of Mann-Conroy-Eisenberg & Assoc. LLC, a life insurance and reinsurance consulting firm. Since 2001, Mr. Conroy has been a managing principal of Strategic Reinsurance Consultants International LLC, a life reinsurance consulting and brokerage firm. Ending in 2001, Mr. Conroy, spent 27 years with ING and its predecessor organizations, serving in various financial positions and leading two of its strategic business units as President. Mr. Conroy briefly served as our interim CFO and secretary from April 2002 until April 2003 and as an interim CFO from March 2006 until June 2006, the latter term without compensation.	68

Name	Biographical Information and Current Directorships	Age

William K. White	William K. White became a director in 2005. Since 2002, Mr. White has been President of Amado Energy L.P., an investment vehicle formed to focus on oil and gas mineral properties in the U.S. Between 1996 and 2002, Mr. White was the Chief Financial Officer of Pure Resources, Inc., a NYSE-listed independent exploration and production concern prior to its sale to Unocal in October 2002.	64

Robert F. Bailey	Robert F. Bailey became a director in 2006. Since 2002, he has been president of R.F. Bailey Investments, an acquisitions and investment management vehicle, and since 2003 he has been a partner in B&J Exodus, Ltd., a private investment partnership. From 1992 to 2002, he was President and CEO of TransRepublic Resources, Inc., an oil and gas E&P concern. From 1994 until 2006, he was a board member of Cabot Oil and Gas Corp. He is currently an Advisory Director at the University of Texas of the Permian Basin.	74

All officers hold office until the first meeting of the Board after the annual meeting of stockholders next following his election or until his successor is elected and qualified. A director or officer may also resign at any time. Messrs. Bailey, Connor, Conroy, White and Woodcock have been determined by the Board to be Independent Directors within the meaning of Section 121A of the AMEX Company Guide. There are no family relationships among directors or executive officers of Teton.
The six nominees receiving the highest number of votes of the shares of the Company cast at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors.
THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE ABOVE NOMINEES.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions Involving Mr. Arleth
Mr. Arleth, our President and Chief Executive Officer, signed a new employment agreement on August 30, 2006, which employment agreement became effective as of September 1, 2006. The employment agreement is for a three-year term, with a base salary of $250,000 per year. Under the terms of the employment agreement, Mr. Arleth is entitled to 24 months severance pay in the event of a change of position or change in control of the Company or if his employment is terminated without cause.
DIRECTOR COMPENSATION
Independent Directors are compensated as follows: During 2006, Independent Directors were paid $8,000 in cash for each quarter served. In addition, members of the Board are eligible to participate in the Company’s 2005 Long Term Incentive Plan. Cash retainer payments are made in arrears based on service for the previous quarter.
In addition to these fees, Directors are reimbursed for reasonable travel expenses and are covered by the Company’s directors and officers insurance.
The table below shows the total 2006 compensation of the Company’s Independent Directors:

					Change in Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid			Incentive Plan	Compensation	All Other
	in Cash	Stock Awards	Options Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

James J. Woodcock, Chairman(1)	$32,000	$678,753	—	—	—	—	$710,753

John T. Connor, Jr.(2)	$32,000	$166,426	—	—	—	—	$198,426

Thomas F. Conroy(3)	$32,000	$166,426	—	—	—	—	$198,426

William K. White(4)	$32,000	$205,750	—	—	—	—	$237,750

Robert F. Bailey(5)	$16,000	$31,700	—	—	—	—	$47,700

(1)	Stock awards represent 67,685 shares issued to Mr. Woodcock as a result of the vesting of certain tranches of performance share units previously issued in each of 2005 and 2006 pursuant to the Company’s Long-term Incentive Plan of 2005 (the “2005 LTIP”), which tranches vested on March 13, 2007 and the partial vesting of 40,000 shares of a previously granted restricted stock award.

(2)	Stock awards represent 26,343 shares issued to Mr. Connor as a result of the vesting of certain tranches of performance share units previously issued in each of 2005 and 2006 pursuant to the 2005 LTIP, which tranches vested on March 13, 2007.

(3)	Stock awards represent 26,343 shares issued to Mr. Conroy as a result of the vesting of certain tranches of performance share units previously issued in each of 2005 and 2006 pursuant to the 2005 LTIP, which tranches vested on March 13, 2007.

(4)	Stock awards represent 22,500 shares issued to Mr. White as a result of the vesting of certain tranches of performance share units previously issued in 2006 pursuant to the 2005 LTIP, which tranches vested on March 13, 2007, and the vesting of 8,334 shares of a previously granted restricted stock award.

(5)	Stock awards represent 5,000 restricted stock shares issued to Mr. Bailey for consulting services performed before he joined the Board of Directors on June 28, 2006.

INFORMATION ABOUT STOCK OWNERSHIP
The following tables set forth certain information as of December 31, 2006, available to the Company with respect to the shares of the Company (i) held by those persons known to the Company to be beneficial owners (as determined under the rules of the SEC) of more than 5% of the Common Stock then outstanding and (ii) held by each of the Directors, each of the executive officers named in the Summary Compensation Table below, and by all of the Directors and such executive officers as a group. The business address for all Directors and executive officers is c/o Teton Energy Corporation, 410 17th Street, Suite 1850, Denver, Colorado 80202.
BENEFICIAL OWNERS

Name and Address of	Amount and Nature of		Percent of
Beneficial Owner	Beneficial Ownership		Class

Karl F. Arleth 410 17th Street, Suite 1850 Denver, Colorado 80202	914,412	(1)	5.72%

Wellington Management Company, LLP	1,691,900	(2)	11.15%
75 State St.
Boston, MA 02109

(1)	Includes (i) 104,073 shares of common stock, (ii) 83,334 shares underlying warrants, with an exercise price of $3.24 per share, (iii) 710,338 shares underlying options, exercisable at $3.48 per share and $3.60 per share, and (iv) the vesting of 16,667 shares issued as a result of the partial vesting of a previously granted restricted stock award.

(2)	Wellington Management Company, LLP, in its capacity as investment advisor, may be deemed to beneficially own 1,691,900 shares, which are held of record by clients of Wellington Management.

DIRECTORS AND OFFICERS
The following table sets forth, as of December 31, 2006, the number of and percent of our common stock beneficially owned by (a) all directors and nominees, naming them, (b) the named executive officers, and (c) our directors and executive officers as a group, without naming them:

Name and Address of	Amount and Nature of		Percent of
Beneficial Owner	Beneficial Ownership		Class

Karl F. Arleth 410 17th Street, Suite 1850 Denver, Colorado 80202	914,412	(1)	5.72%

James J. Woodcock 410 17th Street, Suite 1850 Denver, Colorado 80202	658,566	(2)	4.20%

John T. Connor, Jr. 410 17th Street, Suite 1850 Denver, Colorado 80202	373,718	(3)	2.43%

Thomas F. Conroy 410 17th Street, Suite 1850 Denver, Colorado 80202	160,731	(4)	1.05%

William K. White 410 17th Street, Suite 1850 Denver, Colorado 80202	53,334	(5)	*

Robert Bailey 410 17th Street, Suite 1850 Denver, Colorado 80202	38,045	(6)	*

Bill I. Pennington 410 17th Street, Suite 1850 Denver, CO 80202	—		*

Richard Bosher 410 17th Street, Suite 1850 Denver, CO 80202	1,600	(7)	*

All executive officers and Directors as a group (6 persons)	2,200,406		13.07%

*	Less than one percent.

(1)	Includes (i) 104,073 shares of common stock, (ii) 83,334 shares underlying warrants, with an exercise price of $3.24 per share, (iii) 710,338 shares underlying options exercisable at $3.48 per share to $3.60 per share, and (iv) 16,667 shares issued as a result of the partial vesting of a previously granted restricted stock award.

(2)	Includes (i) 121,384 shares of common stock, (ii) 87,034 shares underlying warrants, with exercise prices ranging from $3.24 per share to $3.48 per share, (iii) 410,148 shares underlying options with prices ranging from $3.48 to $3.60 per share, and (iv) 40,000 shares of issued as a result of the partial vesting of a previously granted restricted stock award.

(3)	Includes (i) 198,718 shares of common stock and (ii) 175,000 shares of common stock underlying options with prices ranging from $3.60 to $3.71 per share.

(4)	Includes (i) 32,073 shares of common stock, (ii) 25,000 shares underlying warrants, exercisable at $3.24 per share, and (iii) 103,658 shares of common stock underlying options with prices ranging from $3.48 to $3.60 per share.

(5)	Includes 45,000 shares of common stock and (ii) 8,334 restricted shares issued as a result of the partial vesting of a previously granted restricted stock award.

(6)	Includes 38,045 shares of common stock.

(7)	Includes 1,600 shares of common stock.

INFORMATION ABOUT EXECUTIVE OFFICERS
The Chairman, the Chief Executive Officer, and other corporate officers are elected annually by our Board. Each holds office until their successors are elected and duly qualified or until their resignation.
The current executive officers of the Company are as follows:

Name	Age	Position

Karl F. Arleth	58	Chief Executive Officer, President, and Director
Bill I. Pennington	55	Executive Vice President and Chief Financial Officer
Dominic J. Bazile II	48	Executive Vice President and Chief Operating Officer

Karl F. Arleth has been our President and Chief Executive Officer since May 2003 and a Director since 2002. From 2002 to 2003, Mr. Arleth was the Chief Operating Officer of Sefton Resources, Inc., an oil and gas exploration and production company. From 2002 until 2006, Mr. Arleth served as a Board member of Sefton Resources, Inc. Ending in 1999, Mr. Arleth spent 22 years with Amoco and BP-Amoco.
Bill I. Pennington became our Executive Vice President and Chief Financial Officer on June 1, 2006. From 1994 to 2004, Mr. Pennington served in several roles for Inland Resources Inc., including as its President, Chief Financial Officer, and as a director.
Dominic J. Bazile II became our Executive Vice President and Chief Operating Officer on February 1, 2007. From 2002 to 2006, Mr. Bazile served as Senior Vice President, Operations & Engineering for Bill Barrett Corporation in Denver, Colorado. From 1996 to 2002, Mr. Bazile was Drilling Manager for Barrett Resources Corporation. Prior to 1996, Mr. Bazile served in a variety of positions for Plains Petroleum Operating Company in Midland, Texas and Gulf Oil Corporation/Chevron USA.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION & ANALYSIS
Overview
The Compensation Committee (the “Compensation Committee” or the “Committee”) of the Board administers our executive compensation program. Each member of the Committee is a non-employee and an independent director. The Compensation Committee is primarily responsible for establishing salaries, administering our incentive programs, and determining the total compensation for our Chief Executive Officer. The Committee also reviews and approves recommendations made by the Chief Executive Officer with respect to the other executive officers. The Compensation Committee seeks to achieve the following goals with our executive compensation programs: to attract, motivate, and retain key executives and to reward executives for value creation. The Compensation Committee seeks to foster a performance-oriented environment by tying a significant portion of each executive’s cash and equity compensation to the achievement of performance targets that are important to the Company and its stockholders. Our executive compensation program has three principal elements: base salary, cash bonuses, and equity incentives under the Teton Energy Corporation 2005 Long-term Incentive Plan (the “LTIP”).
Compensation Philosophy
The Compensation Committee has designed our compensation program based on the philosophy that all of our employees are important to our success, with our executive officers and other senior personnel setting the direction of our business and having overall responsibility for our results. As with other oil and gas companies, we operate in a highly competitive and challenging economic environment. Accordingly, the Compensation Committee has structured the compensation program to accomplish several goals: (a) to attract and retain very talented individuals, (b) to reward creativity in maximizing business opportunities and (c) to enhance stockholder value by achieving our short-term and long-term business objectives. At the senior-most levels, we design the incentive compensation to reward company-wide performance through tying awards primarily to factors that we believe represent value creation for our stockholders, including reserve and production growth, stock appreciation, and the measurement of an efficiently run organization. Recently we have also begun to focus on the need for our company to begin operating oil and gas properties. At lower levels, we design the incentive compensation to reward the achievement of specific operational goals within areas under the control of the relevant employees, although company-wide performance is also an important factor.
Compensation Principles
As noted, we have designed our compensation program to attract, motivate, and retain highly talented individuals to drive business success. Our program reflects the following principles:
     Compensation should be related to performance
Our compensation program reinforces the Company’s business and financial objectives. Employee compensation will vary based on company and individual performance. When the Company performs well against the objectives that our Compensation Committee and Board set, employees will receive greater incentive compensation. To the extent the business does not achieve or meet these objectives, incentive awards will be reduced or eliminated. An employee’s individual compensation will also vary based on the person’s performance, contribution, and overall value to the business. And, we believe that employees with sustained high performance should be rewarded more than those in similar positions with lesser performance.

     Our employees should think like stockholders
We believe that our employees should act in the interests of the Company’s stockholders and we further believe that the best way to encourage them to do that is through an equity interest in the Company. We do this in a number of ways. We have, over time, granted equity-based awards, such as stock options and/or restricted stock or performance share units, to most employees. Beginning in 2005 we moved away from a traditional stock option plan and have focused almost exclusively on performance share units, which convert into stock upon the achievement of certain performance-based milestones. We believe that as our employees earn more stock (as opposed to options) they will think more like stockholders. Several of our senior executives and board members have made significant personal investments in our stock. We believe that when all employees become owners, they think and behave like owners.
     Incentive compensation should be a greater part of total compensation for more senior positions
The proportion of an individual’s total compensation that varies with individual and Company performance objectives should increase as the individual’s business responsibilities increase. Our cash bonuses and LTIP form the overwhelmingly dominant portion of overall compensation for our senior employees and the milestones for payouts on those plans for our senior employees are based entirely on corporate results.
     Other goals
We have designed our compensation program to balance short and long-term financial objectives, with an emphasis on the longer-term picture, to encourage building stockholder value and to reward individual performance (at the more junior levels) and company performance (for all employees, with an emphasis for senior employees).
When we determine compensation levels for executive officers, we conduct exhaustive research as to compensation trends within and outside of our industry, among companies that are our size as well as those which are both larger as well as smaller than we are. While we do consider the advice of independent, outside consultants retained by the Compensation Committee, we limit their input under the theory that the Compensation Committee is ultimately responsible for these decisions. We rely on independent consultants generally to assist us in benchmarking our compensation to our peers within our industry, in particular, providing us with information about what our peers pay their executives. In addition, we also review compensation survey data from a variety of sources that we believe are independent to us and any consultants that we may retain to ensure that our total compensation program is competitive and that the amounts and types of compensation that we pay our senior employees as well as our more junior employees are appropriate. We target overall compensation opportunities to be competitive with our industry comparison group. In addition, we consider the compensation level of each of our officers and attempt to maintain appropriate relationships between the compensation of the different officers.
     Deductibility of Compensation Paid under Section 162(m) of the Internal Revenue Code
It is our policy to have the incentive compensation paid to our five most highly compensated executive officers qualify as performance-based and deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code unless there is a valid compensation reason that would justify paying non-deductible amounts. That law provides that compensation paid to those individuals in excess of $1 million per year is not deductible for federal income tax purposes unless it is performance-based and a number of other requirements are met. Further, we recognize no current net tax benefit as the Company is in a Net Operating Loss carry forward position and is not recognizing any Deferred Tax benefits as future tax recovery is uncertain.
Compensation Targets
Under our compensation structure, the mix of base salary, bonus and equity compensation varies depending upon the level of seniority within our company:

	Typical Base		Typical Equity
	Salary	Typical Target Bonus	Incentive Target

Chief Executive Officer	15%	30%	55%

All Other Officers	25%	25%	50%

Senior Staff	63%	16%	21%

Junior Staff/All Other Employees	80%	10%	10%

All percentages based on total compensation.
In allocating compensation among these elements, we believe that the compensation of our senior-most levels of management — those persons having the greatest ability to influence our company’s performance — should be predominantly performance based, while more junior employees should receive a greater portion of their compensation based on their base salary.
Elements of Compensation
Target Total Cash Compensation
Target total cash compensation for each senior employee, including our most senior executives (also known as our Named Executive Officers or NEOs) is established primarily based on the Compensation Committee’s view of the skills and experience that each senior employee brings to our Company, the Compensation Committee’s expectations for performance for that individual during the course of the year, and, to a lesser extent, on peer group data. While we believe it is important to benchmark the compensation of our employees — particularly our senior employees — to other companies we consider our peers, we engage in this exercise less because we require assistance in setting targets for our employees and more because we wish to understand how the nature of compensation (and components thereof) may be changing in our industry. The Compensation Committee firmly believes that pay for our employees should be based on what is fair and reasonable given the size of the Company, its resources, and the expectations we have in terms of value creation for our stockholders.
The basic compensation scheme and components of compensation for each of our senior executives is established by a contract that provides for a minimum annual base salary, the right to a bonus, if declared by our Compensation Committee, and the right to participate in our equity-based plans. Each executive has the same form of agreement, with the only differences being the levels of compensation per executive and severance provisions.
Base Salary and Cash Incentive
Total cash compensation is divided into a base salary portion and a cash incentive bonus portion. We establish our chief executive officer’s targeted cash compensation first and then set the cash compensation for other officers accordingly, based on the function served by that officer, that officer’s experience, and expected individual performance. Generally, the higher the level of responsibility of the executive within the Company, the greater the portion of that executive’s target total cash compensation that consists of the cash incentive component. The Committee believes that the higher the executive’s level of responsibility within the Company, the greater the percentage of the executive’s compensation that should be tied to the Company’s performance. Target cash incentive ranges from approximately 33% to 50% of targeted total cash compensation (100% to 200% of base salary) for the executive officers.
Our Compensation Committee has the authority to award discretionary bonuses to our executive officers. The incentive bonuses are intended to compensate officers for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives vary depending on the individual executive, but relate generally to strategic factors such as EBITDAX and increases in reserves and/or production.
Equity Incentive
We believe that long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of stock and stock-based awards. Our stock compensation plans have been established to provide certain of our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of stockholders. The Committee believes that the use of stock and stock-based awards offers the best approach to achieving our compensation goals. We have not adopted stock ownership guidelines and our stock compensation plans have provided the principal method for our executive officers to acquire equity or equity-linked interests in our Company.
Our executive officers are eligible to receive performance-based performance share units and restricted stock awards granted under the LTIP. If executive officers receive grants under the LTIP, they are awarded annually by the Committee — usually during the 1st quarter, and proximate to when we file our annual report. Newly hired executive officers may receive sign-on grants of restricted stock upon their commencing employment with us, if approved by the Committee. In addition, the Committee may, in its discretion, issue additional equity incentive awards to executive officers if the Committee determines the awards are necessary for retention. All restricted grants have a minimum vesting period of three years.
The Committee and the Company’s stockholders believed that by offering the opportunity to participate in a pool of equity in the Company of as much as 35% of its total outstanding equity, it would help attract and retain qualified professionals, while the condition precedent of the Company’s achieving established and meaningful milestones would provide stockholders with the reasonable expectation that any potential dilution would only come with an increase in stockholder value over time. In other words, if the milestones were not met or exceeded, potential incentive awards would not be earned and the stockholders would not be diluted.
The LTIP allows for awards in the form of stock options, stock, restricted stock, and performance share units. To date, only performance share units and restricted stock have been awarded. The program also requires the Company to sell sufficient shares from the earned awards to meet the required tax withholding and, where requested, estimated tax payments of the participants.
While not required by the LTIP, the Committee has established multiple targets or goals each year, with various weightings which in the aggregate total 100%. Each goal is measured separately, then multiplied by its respective weighting. The sum of the weighted goals determines the payout to vest in a given year.
The LTIP establishes three basic milestones for each goal in each grant: Threshold, Base, and Stretch. Threshold Objectives provide for a 50% payout if met and generally require attainment of 75%-80% of the Base Objective. The Base Objective is the targeted objective to be reached and, if met, will result in 100% of any given, vested award to be paid out. The Stretch Objective is the over-achievement performance objective and results in a payout, if achieved, of up to 200%. Typically the Stretch Objective is set at approximately 120% of the Base Objective. Since achievements between the Threshold and Base, and between the Base and Stretch milestones are arithmetically interpolated, awards under each grant will vary from 0 to 200% in each year. These milestone relationships may change as the Company grows.
Grants of performance share units vest over a three-year period. Thus far, the vesting schedule has been 20% in year one of a grant, 30% in year two of a grant, and 50% in year three of a grant. The vesting schedule is designed to encourage long-term thinking and planning on behalf of management and recognizes that long-term objectives can be difficult to measure or achieve in the short term. Director and Executives’ payout(s) are based 100% on corporate objectives, while less senior employees are paid out based in part on corporate objectives but more so based on individual and team objectives. Participants in the plan must be employed by us or providing services to us on the vesting date to receive awards. As grants may be made each year, with goals and vesting over 3 years, it is possible that in any given year, up to three separate grants, with three separate sets of goals and milestones, may affect some or all participants.
The Committee is mindful that the focus on such aggressive objectives not have the pernicious effect of encouraging management to pursue transactions for the sake of completing a transaction that may not be in our long-term best interests. Although the Compensation Committee believes that the Management Efficiency and Effectiveness objective is sufficient to prevent such an occurrence it has reserved the discretionary ability to provide management with a periodic, limited equity grants in order to assure that management has some modest level of equity participation. The Committee noted, for instance, that while the objectives in each of the 2005 and 2006 grants emphasized growth, management, even when faced with considerable pressure to achieve an acquisition, did not attempt to rush to consummate an acquisition for acquisition’s sake. The Committee believes that this level of professionalism is a reflection of the tone established at the top as led by its Chief Executive Officer coupled with modest restricted stock grants to management with periodic vesting.
Rationale for Paying each Element
Base compensation and participation in Benefit plans are established to provide employees with appropriate industry competitive terms. Director’s retainers are paid partially to compensate Directors for their considerable time investment and to assist Directors in covering their indirect operating expenses as independent contractors
Annual incentive cash bonuses are paid to reward employees for performance and stockholder value enhancement in the current year, based upon targets set by the Board for the CEO and his direct reports, with the CEO establishing the individual targets for all other employees.
LTIP awards are designed to reward the building of long-term stockholder value, while providing modest, intermediate rewards in the pursuit of such longer-term objectives.
Determination of Amounts to Pay
Base salaries, benefits and potential cash bonuses are established based upon current market conditions. Where needed, outside consultants may be retained to assist in this process. Benefit plan structures may be evaluated periodically to determine market competitiveness with similar Companies.
LTIP awards to be granted are evaluated based upon projected total compensation levels for participants assuming the Base Objective is achieved. Since the majority of the total potential compensation is based upon performance, our expectation is that the total projected compensation level be well above average, because the “at risk” compensation levels generally exceed 2/3 of anticipated compensation under the assumption that Bonus targets are met and the LTIP payout is at the 100% Base milestone. The Committee, taking into consideration management’s recommendations and with sign off from all independent Directors, sets each year’s goals and milestones, their weightings and the formulas for award calculation.
For accounting purposes, cash elements are expensed as earned. LTIP awards are expensed as provided for under FASB 123R, and are further described in the footnotes to the December 31, 2006 Financial Statements (audited).
How the Elements Interact
While each element is set with certain needs in mind, the Committee also looks at the total compensation package for each individual, assuming that bonus and LTIP targets are met at the Base or 100% milestone, to determine that the total payout is appropriate to the level of responsibility attributable to each participant.
Stock Options
Our Compensation Committee is the administrator of our stock option plan, the 2003 Employee Stock Compensation Plan. Certain former and existing officers, directors, and employees who were employed by or affiliated with us between 2003 and 2005 have stock options that were awarded under this plan. Both incentive stock options and nonqualified stock options were granted, as applicable. We terminated this plan (but not existing grants) in June 2005 when our stockholders approved our LTIP. As previously stated, we are now focusing our stock-based compensation on performance share units, which we believe to be a superior method for aligning the interests of our employees with the interests of our stockholders.
Chief Executive Officer Compensation
The Compensation Committee uses the same factors in determining the compensation of our Chief Executive Officer as it does for other senior officers. Our Chief Executive Officer’s base salary for the fiscal year ended December 31, 2006, was $250,000, and as of December 31, 2006, he had accrued compensation of $500,000. Accrued amounts included a one-time retention bonus equal to one times (1x) his salary and an incentive bonus of up to one times (1x) his salary to be paid in proportion to the Company’s having achieved the performance goals outlined in our Long-term Incentive Plan. In addition, the Compensation Committee has indicated that it would pay our Chief Executive Officer a discretionary bonus based upon his successful stewardship of the Company into oil and gas operations. No bonus was paid in 2006 since we have not yet commenced such operations. The Chief Executive Officer received other compensation as indicated in the Summary Compensation Table.
Severance Benefits
Each officer’s contract contains severance benefit for that officer if he or she is terminated other than for cause or the officer leaves the Company after a change in control, provided they leave for “good reason.” The severance benefit generally ranges from six (6) months benefit to two (2) years benefit for our Chief Executive Officer. We provide this benefit because we want executives to focus on the Company’s business and enhancing stockholder value without undue concern about any possible loss of their job.
Retirement Plans
We do not offer retirement plans for our officers. We do offer a SIMPLE IRA plan, allowing for the deferral of employee income. The plan provides for the Company to match employee contributions up to

3% of gross pay. During the fiscal year ended December 31, 2006, the Company contributed $23,406 to that plan to match employee contributions.
Change in Control
Each officer’s contract contains standard provisions that protect that officer in the event there is a change in control that has not been approved by our Board of Directors. In addition, our stock option plan and our long-term incentive plan each provide for acceleration of vesting for all participants in the event of a change in control. The precise terms and conditions of each executive contract and of each plan are contained in each of our plans, which have been filed with the Securities and Exchange Commission. If you wish to learn more about these plans, you may review our list of exhibits at the end of our annual report on Form 10-K, which will identify the plan and when it was filed with the Securities and Exchange Commission.
Perquisites
We offer limited perquisites for our executives. We cover the costs of the rent on our Chief Executive Officer’s apartment, as his primary residence is not within a practical commute of our headquarters. The annual cost of that apartment is approximately $17,000 and is a provision in his contract. We also provide life insurance for our executives and have recently purchased a $3 million split-benefit term life insurance policy that names us and a beneficiary of our CEO’s choosing as equal beneficiaries.
Director Compensation
During fiscal 2006, directors who were not officers of the Company received a quarterly retainer of $8,000. Directors are not paid for meeting attendance, nor for committee chairs. Each member of the Board is also eligible to participate in the Company’s 2005 Long-term Incentive Plan. We believe that this represents a more sensible approach to director compensation as it clearly aligns their interests with those of our stockholders. We believe that if management has not been able to accomplish certain objectives and value has not been created for our stockholders then our directors should not receive equity-based compensation. We believe that this practice is in the best interests of our stockholders. Given that 100% of our directors’ equity-based compensation is at risk in any given year, we also believe that when milestones have been achieved our directors should be particularly well compensated on an equity basis owing to the substantial risk of forfeiture that each director bears. Our directors are given consistent grants under our LTIP, with the exception of the Chairman of our Company’s Board who is provided with a larger equity grant owing to his increased responsibilities as our chairman. We do not believe that the fact that our Directors participate in the LTIP creates a conflict; in fact we believe that it places a great burden on them to assure milestones have been met. An example of their faithful execution of this burden is their decision not to certify the achievement of certain milestones in 2006 despite a substantial performance in 2005.
Board Process
The primary role of the Compensation Committee of the Board of Directors is to approve compensation and awards to the Chief Executive Officer. The Compensation Committee also reviews and approves recommendations by the Chief Executive Officer with respect to compensation for the Chief Financial Officer and Chief Operating Officer. For the remaining officers, the Chief Executive Officer makes recommendations to the Compensation Committee that generally, with whatever adjustments are deemed necessary or appropriate, are approved. With respect to equity-based compensation awarded to others, the Compensation Committee grants restricted stock, generally based upon the recommendation of the chief executive officer, and has delegated equity-based granting authority to the chief executive officer.

The Compensation Committee believes that objectives cannot be established in a vacuum and thus invites management’s input into the establishment of milestones. Although Committee meetings are held in executive session, without management’s presence, the Committee (and from time to time individual members of the Committee) routinely meets with senior officers of the Company to discuss objectives, explain the rationale for certain objectives or milestones, and to assure that it has management’s input in assessing the consequences of decisions made in Committee, for instance, the impact that its decisions may have on our financial statements. The Committee’s interactions with management seek to achieve a balance between receiving management’s buy-in for objectives and assuring that management is not, in effect, establishing the terms and parameters for its own compensation. In certain instances, where management has proposed objectives that are more aggressive than those proposed by the Committee, the Committee may elect to utilize management’s milestones rather than its own.
Forward-Looking Statements
Disclosures in this Compensation Discussion & Analysis may contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “believe” and other words of similar meaning in connection with any discussion of future operating or financial matters. Without limiting the generality of the foregoing, forward-looking statements contained in this report include the matters discussed regarding the expectation of compensation plans, strategies, objectives, and growth and anticipated financial and operational performance of the company and its subsidiaries. A variety of factors could cause the company’s actual results to differ materially from the anticipated results or other expectations expressed in the company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth in the Company’s Form 10-K for the year ended December 31, 2006.
Any forward-looking statement speaks only as of the date on which such statement is made and the company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

COMPENSATION COMMITTEE REPORT
The Report of the Compensation Committee (the “Compensation Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Compensation Report by reference therein.
Recommendations of the Compensation Committee. We have reviewed and discussed the Compensation Discussion & Analysis (“CD&A”) with the Company’s management. Based on this review and these discussions, we recommended to the Board of Directors that the CD&A be included in the Company’s 2006 Annual Report on Form 10-K and Proxy Statement for 2007.
This report has been furnished by the Compensation Committee of the Board of Directors.
James J. Woodcock, Chairman
Robert F. Bailey
Thomas F. Conroy
William K. White

SUMMARY COMPENSATION TABLE
The following tables provide information concerning the compensation of the Company’s Chief Executive Officer, Chief Financial Officer, and each of the three most highly compensated executive officers of the Company in 2006. These persons are sometimes referred to as the “named executive officers” in this Proxy Statement.

							Change in
							Pension
						Non-Equity	Value and
						Incentive	Non-qualified
				Stock	Options	Plan	Deferred
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	All Other
Principal Position	Year	($)	($)	($)	($)	($)	Earnings	Compensation	Total

Karl F. Arleth CEO(1)	2006	250,000	250,000	896,386	—	250,000	—	36,838	1,683,224

Patrick A. Quinn CFO(2)	2006	—	—	—	—	—	—	110,630	110,630

Bill I. Pennington CFO(3)	2006	111,077	130,000	297,511	—	—	—	—	538,588

Andrew M. Schultz, VP Production(4)	2006	123,782	125,000	205,681	—	—	—	20,243	474,706

Richard F. Bosher VP Business Development(5)	2006	37,500	30,000	65,700	—	—	—	25,083	158,283

(1)	Mr. Arleth’s cash bonus represented a one-time retention bonus equal to one times his salary ($250,000) and an incentive bonus of up to one times his salary ($250,000) to be paid in proportion to the Company’s having achieved the performance goals outlined in its Long-term Incentive Plan. Stock awards represent Mr. Arleth’s awards for 2006 of 131,944 shares for the 2005 and 2006 grant years under the 2005 LTIP and the vesting of 16,667 shares of a previously granted restricted stock award. All other compensation included payment of Denver apartment, payments under the Company’s SIMPLE IRA plan and reimbursement for medical premiums.

(2)	All other compensation for Mr. Quinn includes fees paid to Quinn & Associates PC, as the contract CFO through March 31, 2006 of $93,245 and $17,385 for accounting services provided after Mr. Quinn's resignation as CFO during the second quarter of 2006.

(3)	Mr. Pennington commenced his employment on June 1, 2006. Stock awards represent Mr. Pennington’s awards for 2006 of 48,981 shares for the 2005 and 2006 grant years under the 2005 LTIP.

(4)	Mr. Schultz commenced his employment on April 1, 2006. Stock awards represent Mr. Schultz’s awards for 2006 of 31,991 shares for the 2005 and 2006 grant years under the 2005 LTIP. All other compensation includes payments under the Company’s SIMPLE IRA plan and consulting fees prior to his employment with the Company.

(5)	Mr. Bosher commenced his employment on October 1, 2006. Stock awards represent Mr. Bosher’s awards for 2006 of 15,000 shares for the 2006 grant year under the 2005 LTIP. All other compensation includes payments under the Company’s SIMPLE IRA plan and consulting fees prior to his employment with the Company.

GRANTS OF PLAN-BASED AWARDS

											Grant
								All Other	All Other		Date
								Stock	Option		Fair
								Awards:	Awards:	Exercise	Value of
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	Stock
		Under Non-Equity			Under Equity			Shares	Securities	Price of	and
		Incentive Plan Awards			Incentive Plan Awards			of Stock	Underlying	Option	Option
		Threshold	Target	Stretch	Threshold	Target	Stretch	or Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	($)

Karl F. Arleth CEO(1)	3/17/06	—	—	—	690,000	1,380,000	2,760,000	50,000	—	—	303,000

Patrick A. Quinn CFO	n/a	—	—	—	—	—	—	—	—	—	—

Bill I. Pennington	6/1/06	—	—	—	262,800	525,600	1,051,200	20,000	—	—	131,400
CFO(2)	8/2/06	—	—	—	52,900	105,800	211,600	—	—	—	—
	12/7/06	—	—	—	12,475	24,950	49,900	—	—	—	—

Andrew M. Schultz	4/1/06	—	—	—	207,300	414,600	829,200	15,000	—	—	102,825
VP Production(3)	8/2/06	—	—	—	26,450	52,900	105,800		—	—	—
	12/7/06	—	—	—	6,238	12,475	24,950		—	—	—

Richard F. Bosher VP Business Development(4)	10/1/06	—	—	—	87,600	175,200	350,400	15,000	—	—	65,700

(1)	Estimated future payouts under equity incentive plan awards represent Mr. Arleth’s 2006 Threshold, Target and Stretch grants, using 2006 grants under the 2005 LTIP. The 50,000 restricted stock grants for Mr. Arleth were effective January 1, 2006. Not included in the above table are estimated future payouts under equity incentive plan awards for Mr. Arleth’s 2005 Threshold, Target and Stretch grants of $183,000, $366,000 and $732,000, respectively, for the 2005 grants under the 2005 LTIP.

(2)	Estimated future payouts under equity incentive plan awards represent Mr. Pennington’s 2006 Threshold, Target and Stretch grants, using 2006 grants under the 2005 LTIP. The 20,000 restricted stock grants for Mr. Pennington were effective June 1, 2006.

(3)	Estimated future payouts under equity incentive plan awards represent Mr. Schultz’s 2006 Threshold, Target and Stretch grants, using 2006 grants under the 2005 LTIP. The 15,000 restricted stock grants for Mr. Schultz were effective April 1, 2006.

(4)	Estimated future payouts under equity incentive plan awards represent Mr. Bosher’s 2006 Threshold, Target and Stretch grants, using 2006 grants under the 2005 LTIP. The 15,000 restricted stock grants for Mr. Bosher were effective October 1, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Equity Incentive
			Equity Incentive					Equity Incentive	Plan Awards: Market
			Plan Awards: Number					Plan Awards: Number	or Payout Value of
	Number of	Number of	of Securities				Market Value of	of Unearned Shares,	Unearned Shares,
	Securities	Securities	Underlying	Option		Number of Shares or	Shares or Units of	Units or Other	Units or Other
	Underlying	Underlying	Unexercised	Exercise	Option	Units of Stock That	Stock That Have Not	Rights That Have	Rights That Have
	Unexercised Options	Unexercised Options	Unearned	Price	Expiration	Have Not Vested	Vested	Not Vested	Not Vested
Name	(# Exercisable)	(# Unexercisable)	Options (#)	($)	Date	(#)	($)	(#)	($)

Karl F. Arleth CEO(1)	—	—	—	—	na	33,333	166,332	275,000	1,372,250

Patrick A. Quinn CFO	—	—	—	—	na	—	—	—	—

Bill I. Pennington CFO(2)	—	—	—	—	na	20,000	99,800	105,000	523,950

Andrew M. Schultz VP Production(3)	—	—	—	—	na	15,000	74,850	72,500	361,775

Richard F. Bosher VP Business Development(4)	—	—	—	—	na	15,000	74,850	40,000	199,600

(1)	Stock awards represent Mr. Arleth’s unvested restricted stock grants of 33,333 shares at a price of $4.99 per share using the 12-31-06 closing price and his unvested 2005 and 2006 grants of 275,000 shares as of 12-31-06 use target performance criteria at the $4.99 per share price.

(2)	Stock awards represent Mr. Pennington’s unvested restricted stock grants of 20,000 shares are at a price of $4.99 per share price using the 12-31-06 closing price and his unvested 2005 and 2006 grants of 105,000 shares as of 12-31-06 use target performance criteria at the $4.99 per share price.

(3)	Stock awards represent Mr. Schultz’s unvested restricted stock grants of 15,000 shares are at a price of $4.99 per share price using the 12-31-06 closing price and his unvested 2005 and 2006 grants of 72,500 shares as of 12-31-06 use target performance criteria at the $4.99 per share price.

(4)	Stock awards represent Mr. Bosher’s unvested restricted stock grants of 15,000 shares are at a price of $4.99 per share price using the 12-31-06 closing price and his unvested 2006 grants of 40,000 shares as of 12-31-06 use target performance criteria at the $4.99 per share price.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
			Number of Shares	Value Realized on
	Number of Shares	Value Realized on	Acquired on Vesting	Vesting
	Acquired on Exercise	Exercise	(#)	($)

Karl F. Arleth CEO(1)	—	—	148,611	741,567

Patrick A. Quinn CFO	—	—	—	—

Bill I. Pennington CFO(2)	—	—	48,981	244,417

Andrew M. Schultz VP Production(3)	—	—	31,991	159,633

Richard F. Bosher VP Business Development(4)	—	—	15,000	74,850

(1)	Stock awards represent 131,944 shares awarded to Mr. Arleth in 2006 on March 13, 2007 for 2005 and 2006 grants and 16,667 shares of restricted stock vested in 2006 both at the $4.99 per share closing price.

(2)	Stock awards represent 48,981 shares awarded to Mr. Pennington in 2006 on March 13, 2007 for 2005 and 2006 grants, both at the $4.99 per share closing price.

(3)	Stock awards represent 31,991 shares awarded to Mr. Schultz in 2006 on March 13, 2007 for 2005 and 2006 grants, both at the $4.99 per share closing price.

(4)	Stock awards represent 15,000 shares awarded to Mr. Bosher in 2006 on March 13, 2007 for 2006 grant at the $4.99 per share closing price.
PENSION BENEFITS

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service	Accumulated Benefit	Last Fiscal Year

Karl F. Arleth CEO	2005 SIMPLE IRA Plan	n/a	n/a	$7,500

Patrick A. Quinn CFO	n/a	n/a	n/a	n/a

Bill I. Pennington CFO	2005 SIMPLE IRA Plan	n/a	n/a	—

Andrew M. Schultz VP Production	2005 SIMPLE IRA Plan	n/a	n/a	5,263

Richard F. Bosher VP Business Development	2005 SIMPLE IRA Plan	n/a	n/a	4,500

During 2005, the Company established a SIMPLE IRA plan, allowing for the deferral of employee income. The plan provides for the Company to match employee contributions up to 3% of gross wages.
NONQUALIFIED DEFERRED COMPENSATION
There was no non-qualified deferred compensation as of December 31, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the 1934 Act requires that our directors and certain of our officers file reports of ownership and changes of ownership of our common stock with the SEC and the AMEX. Based solely on copies of such reports provided to us, we believe that all directors and officers filed on a timely basis all such reports required of them with respect to stock ownership and changes in ownership during 2006.
Executive Employment Agreements
Mr. Arleth, our President and Chief Executive Officer, signed a new employment agreement on August 30, 2006, which employment agreement became effective as of September 1, 2006. The employment agreement is for a three-year term, with a base salary of $250,000 per year. Under the terms of the employment agreement, Mr. Arleth is entitled to 24 months severance pay in the event of a change of position or change in control of the Company or if his employment is terminated without cause.
Mr. Pennington, Executive Vice President and Chief Financial Officer, signed an employment agreement on June 1, 2006. The employment agreement provides for an initial salary for Mr. Pennington of $190,000 per year. Under the terms of the employment agreement, Mr. Pennington is entitled to 12 months severance pay in the event of a change of position or change in control of the Company or if his employment is terminated without cause.
Mr. Schultz, Vice President of Production, signed an employment agreement on April 1, 2006. Under the terms of the employment agreement, Mr. Schultz is entitled to an initial salary of $165,000 per year. The employment agreement also provides that Mr. Schultz is entitled to six months severance pay in the event of a change of position or change in control of the Company or if his employment is terminated without cause.
Mr. Bosher, Vice President — Business Development, signed an employment agreement on October 1, 2006. Under the terms of the employment agreement, Mr. Bosher is entitled to an initial salary of $150,000 per year. The employment agreement also provides that Mr. Bosher is entitled to six months severance pay in the event of a change of position or change in control of the Company or if his employment is terminated without cause.

AUDIT COMMITTEE REPORT
The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Audit Report by reference therein.
Role of the Audit Committee
The Audit Committee’s primary responsibilities fall into three broad categories:
First, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors about draft annual financial statements and key accounting and reporting matters;
Second, the Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and
Third, the Committee reviews financial reporting, policies, procedures, and internal controls of the Company.
The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Committee met with management and the Company’s outside auditors, including meetings with the Company’s outside auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).
With respect to the Company’s outside auditors, the Committee, among other things, discussed with Ehrhardt Keefe Steiner & Hottman PC matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).
Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.
John T. Connor, Jr., Chairman
Robert F. Bailey
Thomas F. Conroy
William K. White

Audit and Non-Audit Fees
Aggregate fees for professional services rendered to the Company by Ehrhardt Keefe Steiner & Hottman PC as of or for the two fiscal years ended December 31, 2006 and 2005 are set forth below:

	Fiscal Year
	2006	2005

Audit Fees	$150,705	$101,111
Audit-Related Fees	42,119	16,034
Tax Fees	18,500	9,775

Total	$211,324	$126,920

Audit Fees Aggregate fees for professional services rendered by Ehrhardt Keefe Steiner & Hottman PC in connection with its audit of our consolidated financial statements for the fiscal years 2006 and 2005 and the quarterly reviews of our financial statements included in Forms 10-Q.
Audit-Related Fees These were primarily related to S-3, S-8, and related prospectuses for the registration of our stock.
Tax Fees These were related to tax compliance and related tax services.
Ehrhardt Keefe Steiner & Hottman PC rendered no professional services to us in connection with the design and implementation of financial information systems in fiscal year 2006 and 2005.

AVAILABLE INFORMATION
The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements, and other information with the SEC. Such reports, proxy statements and other information may be inspected without charge at the principal office of the SEC, 100 F Street, N.E., Washington, D.C. 20549, and at the regional offices of the SEC located at 3 World Financial Center, New York, New York 10281 and 175 W. Jackson Blvd., Suite 900, Chicago, Illinois 60604, and copies of all or any part thereof may be obtained at prescribed rates from the SEC’s Public Reference Section at such addresses. Also, the SEC maintains a website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Such reports, proxy and information statements and other information also can be inspected at the office of the American Stock Exchange, Inc., 86 Trinity Place, New York, NY 10006.
The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2006 (which is not part of the Company’s proxy soliciting materials) has been mailed to the Company’s stockholders with or prior to this proxy statement. A copy of the Company’s Annual Report on Form 10-K, without exhibits, will be furnished without charge to stockholders upon request to:
Ms. Andrea Brown
Tel. (303) 565-4600
Teton Energy Corporation
410 17th Street, Suite 1850
Denver, Colorado 80202
abrown@teton-energy.com

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL NO. 2
Ehrhardt Keefe Steiner & Hottman PC has served as the Company’s independent auditors since December 1999 and has been appointed by the Audit Committee to continue as the Company’s independent auditors for the fiscal year ending December 31, 2007. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors. Ehrhardt Keefe Steiner & Hottman PC has no interest, financial or otherwise, in the Company.
A representative of Ehrhardt Keefe Steiner & Hottman PC is expected to be present at the Annual Meeting. The auditors will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The proxy holders intend to vote the shares represented by proxies to ratify the Board’s selection of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent auditors for the fiscal year ending December 31, 2007.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Committee to pre-approve interim services by the independent auditors other than the annual audit. The Chairman must report all such pre-approvals to the entire Audit Committee at the next Committee meeting.
Approval of this proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.
THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF EHRHARDT KEEFE STEINER &
HOTTMAN PC AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

ADDITIONAL INFORMATION
Other Business
The Board is not aware of any other business that will come before the Annual Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting.
Stockholder Proposals
In order for stockholders proposals to be included in Teton’s proxy statement for the 2008 Annual Meeting, they must be received by Teton at its principal executive office, 410 17th Street, Suite 1850, Denver, Colorado 80202 by December 3, 2007. All other stockholder proposals, including nominations for Directors, must be received by Teton not less than 60 days or more than 90 days prior to such Meeting, which is tentatively scheduled for May 1, 2008.
Availability of Certain Documents Referred to Herein
This Proxy Statement refers to certain documents of the Company that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner, to whom this Proxy Statement is delivered, upon oral or written request, without charge, directed to Andrea Brown, Investor Relations, Teton Energy Corporation, 410 17th Street, Suite 1850, Denver, Colorado 80202, telephone number (303) 565-4600.
It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,
/s/ James J. Woodcock
James J. Woodcock, Chairman

Denver, Colorado
March 16, 2007

PROXY	PROXY
TETON ENERGY CORPORATION
PROXY FOR ANNUAL MEETING TO BE HELD ON MAY 3, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Karl F. Arleth and Bill I. Pennington, and each of them, as proxies for the undersigned, with full power to appoint his substitute, to represent and to vote all the shares of Common Stock of Teton Energy Corporation (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on May 3, 2007 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.
In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.
IMPORTANT—This proxy must be signed and dated on the reverse side.

THIS IS YOUR PROXY
YOUR VOTE IS IMPORTANT!
Dear Stockholder:
We cordially invite you to attend the Annual Meeting of Stockholders of Teton Energy Corporation to be held at the Westin Denver Tabor Center, 1672 Lawrence Street, Denver, Colorado 80202 on Thursday, May 3, 2007, at 9:30 AM (local time).
Please read the Proxy Statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS
1. Election of Directors

	For	Withhold
Nominees:	[_]	[_]
Karl F. Arleth	[_]	[_]
Robert F. Bailey	[_]	[_]
John T. Connor, Jr.	[_]	[_]
Thomas F. Conroy	[_]	[_]
William K White	[_]	[_]
James J. Woodcock	[_]	[_]

(Except nominee(s) written above)

	For	Against	Abstain
2. To consider and act upon a proposal to ratify the Board’s selection of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent auditors for the fiscal year ending December 31, 2007	[_]	[_]	[_]
Dated: March [__], 2007
Signature

Name (printed)

Title

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

FOLD AND DETACH HERE

VOTE BY TELEPHONE OR INTERNET
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TETON ENERGY CORPORATION
•	You can now vote your shares electronically through the Internet or the telephone.

•	This eliminates the need to return the proxy card.

•	Your electronic vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.
TO VOTE YOUR PROXY BY INTERNET
www.investorvote.com
Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.
TO VOTE YOUR PROXY BY MAIL
Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.
TO VOTE YOUR PROXY BY PHONE
1-800-652-8683 (8683=“VOTE”)
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.
PLEASE DO NOT RETURN THE ABOVE CARD IF VOTING ELECTRONICALLY